Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Hersha Hospitality Trust:

We consent to the incorporation by reference in the registration statements (No. 333‐82666, No. 333‐113058, No. 333‐142073, No. 333‐142075, No. 333‐147113, No. 333‐156661, No. 333‐163123, No. 333‐167891, No. 333‐169658, No. 333‐187239, No. 333‐216317) on Form S‐3 and (No. 333‐122657, No. 333‐151314, No. 333‐179847, No. 333‐196181) on Form S‐8 of Hersha Hospitality Trust and subsidiaries of our reports dated February 23, 2018, with respect to the consolidated balance sheets of Hersha Hospitality Trust and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three‐year period ended December 31, 2017, and the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‐K of Hersha Hospitality Trust.

/s/ KPMG LLP

Philadelphia,  Pennsylvania

February 23, 2018